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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 9, 2004
Date of Report (Date of earliest event reported)

ENXNET, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-30675	73-1561191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1723 S. Boston Ave Tulsa, Oklahoma 74119
(Address of principal executive offices including zip code)

(918) 592-0015
Registrant's telephone number, including area code

None
(Former name or former address, if changed since last report.)

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ITEM 7.       FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.	Description
99.1	Press Release

ITEM 9.       REGULATION FD DISCLOSURE

EnXnet, Inc. announced today the first shipment of the EnXDeckJ to Visuplay Interactive, the Marketing and Content provider for EnXDeckJ. EnXDeckJ is the Company's latest product, a stand-alone DVD/CD player that not only incorporates the latest in audio, video and interactive internet technologies, but has the added feature of EnXnet's ClearVideo7 decoder embedded in the system.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 9th day of March, 2004.

ENXNET, INC. (Registrant)
BY:	/s/ Ryan Corley
Ryan Corley President, Principal Executive Officer, Principal Financial Officer, Treasurer, and a member of the Board of Directors.